SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                          COMTEC INTERNATIONAL, INC.
               (Name of Registrant as Specified In Its Charter)

                          COMTEC INTERNATIONAL, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).
[  ]  $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-(6)(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11.
      1) Title of each class of securities to which transaction applies: ________________________________________________
      2) Aggregate number of securities to which transaction applies: ________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
      __________________________________________________________
      4)  Proposed maximum aggregate value of transaction:
      __________________________________________________________
_/ Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the off setting fee was paid previously. Identify the previous filings by registration statement number, or the Form or Schedule and the date of its filing.
      1)    Amount Previously Paid: _____________________________
      2)    Form, Schedule or Registration Statement No.: _______
      3)    Filing Party: _______________________________________
      4)    Date Filed: _________________________________________

COMTEC INTERNATIONAL, INC
10855 East Bethany Drive  Suite 300
Aurora, CO 80014

March    12    , 1997

To the Stockholders of
ComTec International, Inc.

You are cordially invited to attend an Annual Meeting (hereinafter referred to
as    the     "Annual Meeting") of Stockholders of ComTec International, Inc.
(the "Company"), to be held at    The Jockey Club, located at 11111 Biscayne
Boulevard, Miami, Florida 33181     on March    28    ,1997, 3:00 P.M.,
   Eastern Time    , to elect a Board of Directors and to consider and vote
upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

In addition to approval of an increase in the currently authorized common
   and preferred     stock of the Company and the approval of recapitalization
plan authorizing a reverse stock split, shareholders will be asked to approve the Company's 1997 Stock Option Plan.

Details and discussions concerning the various proposals are provided in the proxy statement included herewith and should be carefully reviewed.

Since it is important that your shares be represented at the meeting whether or not you plan to attend in person, please indicate on the enclosed proxy your decisions about how you wish to vote and sign, date and return the proxy promptly in the envelope provided. If you find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. Your vote is important, regardless of the number of shares you own.

                                    Sincerely,



                                    ___________________________
                                    Donald    G.     Mack, President

                          NOTICE OF ANNUAL MEETING
                               OF STOCKHOLDERS
                                 To Be Held
                               March    28    , 1997

To the Stockholders of
ComTec International, Inc.

NOTICE IS HERBY GIVEN that the Annual Meeting of Stockholders of ComTec
International, Inc. (the "Company") will be held on March    28    , 1997 at
3:00 o'clock in the afternoon, local time at    The Jockey Club, at 11111
Biscayne Boulevard, Miami, Florida     for the following purposes; all as more
specifically set forth in the attached Proxy Statement.

      1.  To elect directors for the following year.

      2. To consider and vote upon the proposal to authorize implementation of a reverse stock split.

      3. To consider and vote upon the proposal to adopt the 1997 stock option plan.

      4. To consider and vote upon the proposal to amend the articles of incorporation to increase the authorized number of Common Shares to
100,000,000    and the authorized number of Preferred Shares to
10,000,000    .

      5. To transact such other business as may properly be brought before this meeting.

Only holders of record of Common Stock of the Corporation as of the close of business on February 20, 1997, are entitled to notice of or to vote at the meeting or any adjournment thereof. The stock transfer books of the Corporation will not be closed.

Stockholders are encouraged to attend the meeting in person. To ensure that your shares will be represented, we urge you to vote, date, sign and mail the Proxy Card in the envelope which is provided, whether or not you expect to be present at the meeting. The prompt return of your Proxy Card will be appreciated. It will also save the Company the expense of follow up contacts. The giving of such Proxy will not affect your right to revoke such Proxy by appropriate written notice or to vote in person should you later decide to attend the meeting.


                              By Order of the Board of Directors




                              ____________________________
                              Donald Mack    G.    , President

March    12    , 1997

                         COMTEC INTERNATIONAL, INC.
                    10855 East Bethany Drive  Suite 300
                             Aurora, CO   80014
                               (303) 743-7983

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                           To be held March    28    , 1997

                                 INTRODUCTION

      The Proxy enclosed with this Proxy Statement will be first sent or given
to shareholders on or about March    14    , 1997, in connection with the
solicitation by the directors of ComTec International, Inc. (the "Company") of
Proxies to be used at an Annual Meeting of Shareholders to be held at    The
Jockey Club at 11111 Biscayne Boulevard, Miami, Florida 33181     (the "Annual
Meeting")    on March 28, 1997    .

Persons Making the Solicitation

      The Proxy is solicited on behalf of the directors of the Company. The original solicitation will be by mail. Following the original solicitation, management expects that certain individual shareholders will be further solicited through telephonic or other oral communications from management. Management may use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit Proxies which are held of record by brokers, dealers, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitation, hence it cannot identify any parties or estimate the cost of such solicitation.

Terms of the Proxy

      The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides a box corresponding to each such matter. By appropriately marking each box, a shareholder may specify whether to confer to or to withhold from management the authority to vote the shares represented by the Proxy. The Proxy also confers upon management discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

      If the Proxy is executed properly and is received by management prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a shareholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority shall be deemed to confer such authority.

      A Proxy may be revoked at any time prior to its exercise by (1) so notifying the Company in writing, (2) filing with the Company a duly executed proxy bearing a later date, or (3) voting in person at the Annual Meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

      The securities entitled to vote at the Annual Meeting consist of all the issued and outstanding shares of the Company's $.001 par value common stock (the "Common Stock"). The close of business on February 20, 1997, has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Annual Meeting.
As of the record date, there were    49,932,947     shares of Common Stock
issued and outstanding.

Voting Rights and Requirement

      Each shareholder of record as of the record date will be entitled to one vote for each share of Common Stock held as of the record date.

      Quorum and Votes Required for Approval. The presence at the Annual Meeting of the holders of an amount of shares of each class of stock entitled to vote at the meeting, representing the right to vote shares of Common Stock of not less than a majority of the number of shares of Common Stock outstanding as of the record date will constitute a quorum for transacting business. Directors will be elected by plurality vote. The affirmative vote of the majority of outstanding shares is necessary to amend the Articles of Incorporation. The affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat is necessary to approve the Plan of Recapitalization, to adopt the 1997 Stock Option Plan and to approve all other matters that may come before the Annual Meeting.

      Principal Security Holders. The following table sets forth information, as of the record date, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, and by directors, nominees, and officers of the Company, and by officers and directors as a group.

Name of Beneficial Owner     Amount and Nature of     Percent of Class (2)
                           Beneficial Ownership (1)

Clifford S. Perlman               1,971,449                    3.9%

Donald G. Mack                    2,568,977                    5.1%

Thomas Moscariello                1,048,042                    2.1%

All officers and directors as a   5,588,468                   11.2%
group  (3 persons)

(1) Information with respect to beneficial ownership is based upon information furnished by each shareholder of the Company contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to the shares shown.

(2)   Based on    49,932,947     outstanding.  Where the persons listed on
this table have the right to obtain additional shares of Common Stock within 60 days from February 20, 1997, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

Changes in Control

      No arrangements are known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in further change in control of the company.

                          MATTERS TO BE ACTED UPON

                     PROPOSAL 1:  ELECTION OF DIRECTORS

      The directors of the Company are elected to serve until the next annual shareholders' meeting or until their respective successors are elected and qualify. Officers of the Company hold office until the meeting of the Board of Directors immediately following the next annual shareholders' meeting or until removal by the Board of Directors. Interim replacements for resigning directors and officers are appointed by the Board of Directors.

      The names of the nominees for directors and certain information about them are set forth below:

Name                   Age     Position with the
                               Company

Clifford Perlman       72      Chairman of the Board
                               of Directors

Donald G. Mack         39      President   , Treasurer and Director

Thomas Moscariello     40      Secretary   , VP of Sales & Marketing
                               and Director

Business Experience:

CLIFFORD S. PERLMAN - Chairman of the Board - 1994
Mr. Perlman has served since June 1994 as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. From 1990 to present, Mr. Perlman continues to serve as an independent business consultant to both private and public companies. In 1991, Mr. Perlman served as Chief Executive Officer and Director of the MGM Grand Hotels, Inc., also a NYSE company. From 1958 to 1982, Mr. Perlman was founder and Director of LUM Restaurants, a NYSE company. Through LUMS, Mr. Perlman founded and served as Chairman of Caesar's World, Inc., a New York Stock Exchange (NYSE) company and the parent company of Caesar's Palace Casino and Resort in Las Vegas, Nevada.

DONALD G. MACK - Chief Executive Officer,    Chief Financial Officer,
President and Director - 1995
From 1989 Mr. Mack has been with the predecessor to ComTec International, Keystone Holding Corp., a private Denver company engaged in telecommunication activities focusing on wireless and data services, as President, CEO, and founder. From 1990 to 1993. Mr. Mack was the CEO of Learning and Leisure Technologies Inc., a Denver company engaged in developing child care centers. Mr. Mack may be considered the "promoter" of the Company pursuant to the SEC definition as such.

THOMAS J. MOSCARIELLO - Vice President of Sales and Marketing   ,
Secretary     and Director - 1995
Since May 1995, Mr. Moscariello has served as an executive officer and director of Key Communication Group and became an officer and director of ComTec International in May 1996. Simultaneously therewith and since 1995, Mr. Moscariello has been employed as an account executive by InterTel DataCom, Inc. From 1990 to 1995, Mr. Moscariello was employed as an account executive by WilTel Communication Systems, Inc.. Mr. Moscariello received a Bachelor of Science degree in Engineering Technology from the University of Hartford (Hartford, CT) in 1982.

+     The following table sets forth, as of the date of this Proxy Statement, the names and ages of the Company's executive officers, including all positions and offices held by each such person. These officers are elected to hold office for one year or until their respective successors are duly elected and qualified:

Name                Age    Position with the      Business Experience
                           Company

Clifford Perlman     72    Chairman of the Board  See table above
                           of Directors

Donald G. Mack       39    President and Chief    See table above
                           Executive Officer,
                           Treasurer and
                           Director

Thomas Moscariello   40    Secretary              See table above


      Except as otherwise indicated below, no organization by which any officer or director previously has been employed is an affiliate, parent, or subsidiary of the Company.

      The Company does not have any standing audit, nominating, or compensation committees of the Board of Directors.

      Mr. Perlman has been a director since 1994, Messrs. Mack and Moscariello have been directors since May 1995. They took action four times by unanimous written consent during the 1996 fiscal year. Each director participated in the written consents that occurred during the period he was a director. There have been six board meetings since June 30, 1995.

Compliance with Section 16(a) of the Exchange Act

      During the fiscal year ended June 30, 1996, to the knowledge of the Company, none of the directors has filed on a timely basis the Forms 3, 4, and/or 5 with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934.

Executive Compensation

      The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief Executive Officer of the Company and by each other executive officer of the Company whose total salary and bonus exceeded $100,000 in the Company's fiscal year ended June 30, 1996:

                              ANNUAL COMPENSATION              LONG TERM COMPENSATION
                         _______________________________   _______________________________

Name and Position        Year    Salary    Bonus   Other   SAR    Options    LTIP    Other
_______________________  ____   _______   ______  ______  _____   _______ ________  ______
Clifford S. Perlman      1995   $60,000   None    None    None    None    $312,383  None
Chairman of the          1996   $60,000   None    None    None    None    $281,949  None
Board of Directors

Donald G. Mack           1995  $120,000   None    None    None    None    None      None
President and            1996  $224,600*  None   $30,000  None    None    None      None
Chief Executive Officer

Mitchell B. Chi          1996   $84,000  $27,000  None    None    None    None      None
Chief Operating Officer

Thomas Moscariello       1996   $45,000   None    None    None    None    None      None
VP Sales and Marketing


Robert Clauson            1995   $60,000   None    None    None    None    None      None
Corporate Secretary       1996   $60,000   None    None    None    None    None      None
____________________


* Mr. Mack salary listed above includes the value of stock in the Company received in lieu of compensation


      The Company does not pay non-officer directors for their services as such, with the exception of Mr. Perlman who performs day to day administration activities and is also designated as Chairman of the board, nor does it pay any director's fees for attendance at meetings. Directors are reimbursed for any expenses incurred by them in their performance as directors.

      The Company has no long-term incentive plans.

      There are no arrangements pursuant to which directors of the Company are compensated in their capacities as such.

Employee Agreements

      Effective May 10, 1995, the Company entered into a two year Employment Contract with Clifford Perlman to manage and direct the affairs of the Company and act in the capacity of Chairman of the Board at an annual base salary of $60,000. In addition, the Company agreed to compensate Perlman by: (1) paying him 50% cash and 50% stock on the balance of his $80,000 accrued salary from a prior agreement once the Company has closed on adequate financing; and
(2) Perlman shall receive a stock bonus paid annually equal to 5% of the issued and outstanding shares on June 20 of each year throughout the term of his agreement. On February 12, 1996, Perlman settled the Company's $130,000 cash obligation to him for the ten months ended February 28, 1996 for 1,300,000 shares of the Company's common stock.

      By virtue of a written three year employment agreement between the Company and Donald G. Mack dated as of May 10, 1995, Mack agreed to accrue monthly compensation of $10,000, with the option to convert the same to shares of the Company's common stock at a 20% discount from the bid price of the Company's common stock in the over the counter market on the date of conversion. As additional compensation, the Company agreed to pay Mack: (i) a bonus equal to 5% of the quarterly net increase in the Company's net assets payable semiannually; (ii) 10% of the Company's net before tax profit payable annually; and (iii) performance stock options, effective for four years, based upon the Company reaching certain financial criteria. In the latter regard, and when the Company reached $1,000,000, $5,000,000 and $15,000,000 in gross revenues, the Company becomes obligated to issue Mack 1,000,000 shares at $.10, 2,000,000 shares at $.20 and 3,000,000 shares at $.30, respectively.
The agreement also obligated the Company to purchase a $1,500,000 term life policy on Mack payable to his named beneficiaries.

Certain Transactions

On February 12, 1996, Mr. Perlman converted all of the Company's cash obligations to him through February 28, 1996 into shares of common stock valued at $.10 per share or 80% of the $.125 bid price on that date.
Mr. Perlman received 1,300,000 shares in settlement of the Company's $130,000 obligation to him, and computed as follows: ten months salary at $5,000 per month, $40,000 in prior unpaid obligation and $40,000 worth of stock previously unpaid. This transaction was approved by the Company's Board of Directors on February 12, 1996.

      On June 20, 1996, Mr. Perlman earned 1,666,666 of the Company's Common Stock pursuant to the terms and conditions of his Employment Agreement dated May 10, 1995. This transaction was valued at $.162 per share or 80% of the $.211 bid price on that date.

      On June 17, 1994, the Company purchased from Mr. Mack, the Company's President and CEO a car lot located in Parker, Colorado. The purchase price paid was $392,214. In connection with this transaction, the Company assumed a first mortgage of $352,000, issued 172,720 preferred shares of stated $1 value per share of Key Car Finance (a subsidiary of the Company) to the President of the Company and issued a note payable to the President of the Company in the amount of $148,000.

      Donald G. Mack, the Company's President and Chief Executive Officer was a principal stockholder of Keystone Holding Corp., whose assets were purchased by the Company on May 10, 1995. As a result of this transaction, Mr. Mack received
 .08% of the Company's common stock as of June 30, 1995 and executed two related party - notes payable to him in the amount of: 1). $81,202 in connection with the purchase of the commercial property in Parker, Colorado and 2). $10,000 in connection with amounts owed him from Key Communications, Inc., a subsidiary of the Company.

      On February 12, 1996, Mr. Mack converted part of the Company's cash obligations to him through February 28, 1996 into shares of common stock valued at $.10 per share or 80% of the $.125 bid price on that date. Mr. Mack received 2,200,000 shares in settlement of the Company's $220,000 obligation to him, and computed as follows: $120,600 in salary earned from the Company, a $30,000 management fee from the Company and a partial reduction of the notes payable due him in the amount of $69,300. This transaction was approved by the Company's Board of Directors on February 12, 1996.

      On July 16, 1996, Mr. Mack converted all of the Company's cash obligations to him as of June 30, 1996 into shares of common stock valued at $.10 per share or 80% of the $.125 bid price on that date. Mr. Mack received 1,387,030 shares in settlement of the Company's $138,703 obligation to him as follows: $104,000 in salary earned from the Company and final reduction on any remaining notes payable due him in the amount of $34,703. This transaction was approved by the Company's Board of Directors on July 16, 1996.

      The Company and Keystone Holding Corp. are related through certain common stockholders and common management.

      Except for the foregoing and during the fiscal year ended June 30, 1996, no officer, director or relative or spouse of the foregoing persons or any relative of such person who has the same home as such person, or is a director or other officer of any parent or subsidiary of the Company or any shareholder known by the Company to own of record or beneficially more than five (5%) percent of the Company's Common Stock, had a direct or indirect material interest in any transaction or presently proposed transaction to which the Company or any of its parents or subsidiaries was or is a party.


             PROPOSAL 2:  AUTHORIZATION TO IMPLEMENT REVERSE SPLIT

      The shareholders are being asked to authorize the Board of Directors of the Company to implement a future reverse split of the Company's Common Stock of at least 1-for-3 but no greater than 1-for-100 which can be implemented at any time at the discretion of the Board of Directors on or before December 31, 1997.

Reasons for the Proposed Reverse Stock Split

      Management of the Company believes a future reverse stock split will (1) reduce the number of outstanding shares of Common Stock and thereby make available shares of Common Stock with which to acquire assets into the company; and (2) help raise the trading price of the Company's Common Stock. In discussions by the Company's executive officers with members of the brokerage and banking industries, the Company has been advised that the brokerage firms might be more willing to evaluate the Company's securities as a possible investment opportunity for their clients and may be more willing to act as a market maker in the Company's securities if the price range for the Company's Common Stock were substantially higher. Management believes that additional interest by the investment community in the Company's stock, of which there can be no assurance, is desirable.

      Management of the Company also believes that existing low trading prices of the Company's Common Stock may have an adverse impact upon the current level of the trading market for the Common Stock. In particular, brokerage firms often charge higher commissions for transactions involving low-priced stocks than they would for the same dollar amount of securities with a higher per share price. Some brokerage firms will not recommend purchases of low-priced stocks to their clients or make a market in such stock, which tendencies may adversely affect the liquidity for current shareholders and the Company's ability to obtain additional equity financing.

      Management will determine the exact ratio for the reverse stock split based upon the market price at the time. At least two weeks prior to the implementation of the reverse stock split, the Company will notify the OTC Bulletin Board and interested broker-dealers and file a Current Report on Form 8-K, disclosing the effective date and ratio of the reverse stock split. The Company anticipates that it will notify shareholders by press release and by mailing at the same time.

Effects of Approval of the Reverse Stock Split

      Theoretically, the market price of the Company's Common Stock should increase in proportion to the reverse stock split. For example, if a 1-for-10 reverse stock split is implemented, in theory the market price of the Company's Common Stock should increase ten-fold. It is hoped that this will result in a price level which will overcome the reluctance, policies, and practices of broker-dealers described above and increase interest in the Company's Common Stock by investors. Shareholders should note that the effect of the reverse stock split upon the market price for the Company's Common Stock cannot be accurately predicted. Further, there can be no assurance that the per share market price of the post-split Common Stock will trade at a price which is a multiple of the price of the pre-split Common Stock or, if it does, that the price can be maintained at that level for any period of time.

      On  March    12    ,1997, the closing bid and asked prices of the
Company's Common Stock were $   .26     and $   .32     per share,
respectively, as reported by the OTC Bulletin Board. The foregoing quotation reflects inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

      Management, by implementing a reverse stock split, does not intend to "take the company private" by decreasing the number of shareholders of the Company. Management does not believe that a 1-for-100 reverse stock split would result in any shareholders being eliminated or closed out as a result of holding less than one share after the reverse stock split. As disclosed below, the Company will round to the nearest whole share any fractional shares resulting from the reverse stock split.

      Preferred Stock. As of the date of this Proxy Statement, the Company had 420,000 shares of Series A Preferred Stock issued and outstanding, no shares of Series B Preferred Stock issued or outstanding, and 39,700 shares of Series C Preferred Stock issued and outstanding. The various series of Preferred are convertible into Common Stock. A reverse stock split would not be implemented as to the Preferred Stock and would not amend the terms of the Preferred Stock. However, the terms of the various series of Preferred Stock provide that upon a reverse stock split of the Common Stock, the conversion ratio specified shall be adjusted to reflect the decrease in the number of shares of Common Stock.

Procedure for Implementing the Reverse Split

      If this proposal is adopted by the shareholders, shares of pre-split Common Stock will be exchanged for each share of post-split Common Stock. Shares of post-split Common Stock may be obtained by surrendering certificates representing shares of pre-split Common Stock to the Company's transfer agent, General Securities Transfer Agency, Inc. (the "Transfer Agent"). To determine the number of shares of post-split Common Stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the record of the Transfer Agent on the date upon which the reverse split becomes effective will be divided by the reverse split ratio (a number ranging from 3 to 100). Upon surrender to the Transfer Agent of the share certificate(s) representing shares of pre-split Common Stock and the applicable transfer fee, which presently is $15.00 per certificate payable by the holder, the holder will receive a share certificate representing the appropriate number of shares of post-split Common Stock. Fractional shares of post-split Common Stock will be rounded to the nearest whole share if the division described above results in a quotient which contains a fraction. Shareholders are not required to exchange their certificates of pre-split Common Stock for post-split Common Stock.

Federal Income Tax Effects of the Plan

      Holders of Common Stock will not be required to recognize any gain or loss if the reverse stock split is effected. The tax basis of the aggregate shares of post-split Common Stock received by present shareholders will be equal to the basis of the aggregate shares of the pre-split Common Stock exchanged therefor. The holding period for shares of post-split Common Stock will include the holding period of the pre-split Common Stock when calculated for purposes of taxation or sales under Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Rule 144 requires that "restricted securities," as defined in Rule 144, be held at least two years before routine sales can be made in accordance with the provisions of the Rule. Rule 144 provides that shares issued in a reverse stock split are deemed to have been held from the date of acquisition of the shares involved in the reverse stock split.

Recommendation and Vote Required

      The Board recommends that the shareholders vote "FOR" this proposal to approve the reverse stock split. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval. See "Voting Securities and Principal Holders Thereof" above.

      If this proposal is approved, management will have the authority to effect a reverse stock split of at least 1-for-3 but no greater than 1-for-100 at any time in the discretion of management on or before December 31, 1997.

               PROPOSAL 3:  ADOPTION OF 1997 STOCK OPTION PLAN

      The Board is requesting that the shareholders of the Company adopt the 1997 Stock Option Plan (the "Plan") reserving an aggregate of 4,500,000 shares of the Company's Common Stock (the "Available Shares") for issuance pursuant to the exercise of stock options ("Options") which may be granted to employees, officers, and directors of the Company and consultants to the Company. The Plan also provides for annual adjustment in the number of Available Shares, commencing June 30, 1997, to a number equal to 10% of the number of shares outstanding on June 30 of the preceding year or 4,500,000 shares, whichever is greater. The Plan was adopted by the Board of Directors on February 12, 1997. The Plan is designed to (i) induce qualified persons to become employees, officers, or directors of the Company; (ii) reward such persons for past services to the Company; (iii) encourage such persons to remain in the employ of the Company or associated with the Company; and (iv) provide additional incentive for such persons to put forth maximum efforts for the success of business of the Company. To the extent that management personnel may be eligible to receive Options which may be granted under the Plan, management has as interest in obtaining approval of the Plan by the Company's shareholders. As of February 20, 1997, three persons were eligible to participate in the Plan.

      The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). In addition to determining who will be granted Options, the Committee has the authority and discretion to determine when Options will be granted and the number of Options to be granted. The Committee may determine which Options may be intended to qualify ("Incentive Stock Option") for special treatment under the Internal Revenue Code of 1986, as amended from time to time (the "Code") or Non-Qualified Options ("Non-Qualified Stock Options") which are not intended to so qualify. See "Federal Income Tax Consequences" below. The Committee also may determine the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the instruments evidencing Options granted under the Plan. The Committee may adopt, amend, and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan. The Committee may amend the Plan without shareholder approval where such approval is not required to satisfy any statutory or regulatory requirements.

      The Plan provides that disinterested directors will receive automatic option grants to purchase 70,000 shares of the Company's Common Stock upon their initial appointment or election as directors, and on the date of each subsequent annual shareholders' meeting in which such director is reelected as a director. Grants to employee directors and officer/directors can be either Non-Qualified Stock Options or Incentive Stock Options, to the extent that they do not exceed the Incentive Stock Option exercise limitations, and the portion of an option to an employee director or officer/director that exceeds the dollar limitations of Code Section 422 will be treated as a Non-Qualified Stock Option. All options granted to disinterested directors will be Non-Qualified Options.

      The Committee also may construe the Plan and the provisions in the instruments evidencing options granted under the Plan to employee and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the Plan. Option grants to disinterested directors are self-administering and not subject to the Committee's discretion. The Committee may not adversely affect the rights of any participant under any unexercised option or any portion thereof without the consent of such participant. This Plan will remain in effect until it is terminated by the Compensation Committee, except that no Incentive Stock Option will be granted after January 31, 2007.

      The Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations resulting in stock, reverse stock splits or combinations or exchanges of shares.

      Participants in the Plan may be selected by the Committee from employees and officers of the Company and its subsidiaries and consultants to the Company and its subsidiaries. Disinterested directors receive annual automatic option grants, as described above. In determining the persons to whom options will be granted and the number of shares to be covered by each option, the Committee will take into account the duties of the respective persons, their present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant to accomplish the purposes of the Plan.

      Only employees of the Company and its subsidiaries, as the term "employee" is defined for the purposes of the Code will be entitled to receive Incentive Stock Options. Incentive Stock Options granted under the Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Code and the Treasury Regulations thereunder.

      Each option granted under the Plan will be evidenced by a written option agreement between the Company and the optionee. The option price of any Incentive Stock Option may be not less than 100% of the Fair Market Value per share on the date of grant of the option; provided, however, that any Incentive Stock Option granted under the Plan to a person owning more than ten percent of the total combined voting power of the Common Stock will have an option price of not less than 110% of the Fair Market Value per share on the date of grant of the Incentive Stock Option. Each Non-Qualified Stock Option granted under the Plan will be at a price no less than 85% of the Fair Market Value per share on the date of grant. "Fair Market Value" per share as of a particular date is defined in the Plan as the last sale price of the Company's Common Stock as reported on a national securities exchange or on the NASDAQ System or, if none, the average of the closing bid and asked prices of the Company's Common Stock as reported by NASDAQ or, if such quotations are unavailable, the value determined by the Committee in its discretion in good faith.

      The exercise period of options granted under the Plan may not exceed ten years from the date of grant thereof. Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of the Common Stock of the Company will be for no more than five years. Except in the case of options granted to disinterested directors, who comprise the Compensation Committee, the Committee will have the authority to accelerate or extend the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. However, no exercise period may be extended to increase the term of the option beyond ten years from the date of the grant.

      To exercise an option, the optionee must pay the full exercise price in cash, in shares of Common Stock having a Fair Market Value equal to the option price or in property or in a combination of cash, shares, and property and, subject to approval of the Committee. The Committee has the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock thereunder and, if so, to determine the value of the property received.

      An option may not be exercised unless the optionee then is an employee, officer, or director of the Company or its subsidiaries, and unless the optionee has remained continuously as an employee, officer, or director of the Company since the date of grant of the option. If the optionee ceases to be an employee, officer, or director of the Company or its subsidiaries other than by reason of death, disability, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate three months after the optionee ceases to be an employee, officer or director of the Company. All options which are not vested to an optionee, under the conditions stated in this paragraph for which employment ceases, will immediately terminate on the date the optionee ceases employment of association.

      If an optionee dies while an employee, officer or director of the Company, or if the optionee's employment, officer, or director status terminates by reason of disability, all options theretofore granted to such optionee, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death or disability of said optionee or by the optionee's estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of the death or disability of the optionee.

      Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Options may be exercised, during the lifetime of the optionee, only by the optionee and thereafter only by his legal representative. An optionee has no rights as a shareholder with respect to any shares covered by an option until the option has been exercised.

      As a condition to the issuance of shares upon the exercise of an option, the Company will require the optionee to pay to the Company the amount of the Company's tax withholding liability required in connection with such exercise. The Company, to the extent permitted or required by law, may deduct a sufficient number of shares due to the optionee upon exercise of the option to allow the company to pay such withholding taxes. The Company is not obligated to advise any optionee of the existence of any tax or the amount which the Company will be so required to withhold.

Federal Income Tax Consequences

      The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state, and local income and other tax laws.

      Incentive Stock Options. No income results to the holder of an Incentive Stock Option upon the grant thereof or issuance of shares upon exercise thereof. The amount realized on the sale or taxable exchange of the Option Shares in excess of the option exercise price will be considered a capital gain, except that, if a sale, taxable exchange, or other disposition occurs within one year after exercise of the Incentive Stock Option or two years after the grant of the Incentive Stock Option (generally considered to be a "disqualifying disposition"), the optionee will realize compensation, for federal income tax purposes, on the amount by which the lessor of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the exercise price. Any appreciation on the shares between the exercise date and the disposition will be taxed to the optionee as capital gain. The difference between the exercise price and the fair market value of the shares acquired at the time of exercise is a tax preference item for the purpose of calculating the alternative minimum tax on individuals under the Code. This preference amount will not be included again in alternative minimum taxable income in the year the taxpayer disposes of the stock.

      Non-Qualified Stock Options. No compensation will be realized by the optionee of a Non-Qualified Stock Option at the time it is granted. Upon the exercise of a Non-Qualified Stock Option, an optionee will realize compensation for federal income tax purposes on the difference between the exercise price and the fair market value of the shares acquired at the time of exercise. If the optionee exercises a Non-Qualified Stock Option by surrendering shares of the Company's Common Stock, the optionee will not recognize income or gain at the time of exercise.

      Consequences to the Company. The Company recognizes no deduction at the time of grant of exercise of an Incentive Stock Option and recognizes no deduction at the time of grant of a Non-Qualified Stock Option. The Company will recognize a deduction at the time of exercise of a Non-Qualified Stock Option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares underlying an Incentive Stock Option.

Vesting

      Vesting schedules for the options granted must be determined by the compensation committee on an individual basis and specified in each optionee's agreement.

Recommendation and Vote Required

      The Board recommends that the Shareholders vote "FOR" this proposal to approve the 1997 Stock Option Plan. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval of the 1997 Stock Option Plan. See "Voting Securities and Principal Holders Thereof" above. Actual instituting of the plan would require that the shareholders also affirm Proposal 4 herein to amend the articles of incorporation.


               PROPOSAL 4:  AMENDMENT OF ARTICLES OF INCORPORATION

      The Board of Directors proposes to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.001 per share, from 50,000,000 to 100,000,000 and the authorized Preferred stock from 5,000,000 shares to 10,000,000. The Board of Directors believes that approval of the increase in the Company's authorized Common and Preferred Stock will assist the Company by enhancing its ability to raise capital in public or private offerings to be used for, among other things, acquisition and equity financing purposes. As of June 30, 1996, a contingent liability for a potential repurchase requirement of 11,352,898 common shares (related to stock issuances, since June 30, 1996, conversion rights, warrants and options) existed. An increase of authorized Common shares is necessary to
eliminate this contingent liability.   As of February 20, 1997, there were
approximately    49,932,947     shares of Common Stock outstanding.

      The Company proposes to amend of its Articles of Incorporation to increase its authorized Common Stock from 50,000,00 to 100,000,000 shares
and its authorized Preferred Stock from 5,000,000 to 10,000,000 shares    .

      Article (A) of the Articles of Incorporation is hereby proposed to be amended to read in its entirety as follows:

     (A) Authorized Shares. The aggregate number of shares which the corporation shall have the authority to issue is 110,000,000 shares. One Hundred Million (100,000,000) shares shall be designated "Common Stock", and shall have a par value of $.001 per share. Ten Million (10,000,000) shares shall be designated "Preferred Stock", and shall have a par value of $.001 per share, and shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

      This Amendment would increase the number of common shares available for issuance by the Company by 50,000,000 shares and the number of preferred shares available for issuance by 5,000,000 shares.

      The proposed increase in the amount of authorized Common Stock is necessary among other things, to enable the Company to meet its contingent obligation to issue common stock in satisfaction of certain outstanding conversion rights, options and warrants. At the present level of 50,000,000 authorized common shares, the Company does not have sufficient authorized shares to issue the potential of 11,352,898 shares required by the outstanding conversion rights, options and warrants. The Company currently has a footnoted contingent liability for such obligation in its June 30, 1996 financial statements of $9,649,963. Included in this group are options and warrants held by officers and directors. These officers, including three, who are also directors, have an interest in the passage of this amendment. In addition to satisfying this immediate need, the increase in authorized common stock will permit the Company to maintain some flexibility in addressing its future capital needs, and will allow for future growth of the Company through new product acquisition and possible merger/acquisition situations.

      If the proposed amendment is approved, the additional shares of Common Stock of the Company shall entitle the holders thereof to identical rights, privileges and duties as present holders of the Company's Common Stock. The shares of Common Stock do not have cumulative voting rights. No holder of any shares of the Company has or shall have any preemptive rights with respect to the issuance of Common Stock by the Company.

      If the proposed amendment is approved, the Company may seek to obtain additional capital for general corporate purposes by one or more public or
private offerings of its Common    and/or Preferred     Stock.  Although the
Company has entered into one non binding letter of intent with a NASD member
firm contemplating a future offering of common stock and debt,    and another
nonbinding letter of intent with repsect to a private financing
arrangement,     it is not possible at this time to describe the specifics of any offering since the Company cannot make anything beyond tentative and preliminary plans until after the issues presented at the annual meeting are resolved.

      The Board of Directors does not intend to seek shareholder approval prior to the issuance of any additional shares of Stock. Under the Business Corporation Law of the State of New Mexico, the Company is not required to obtain approval of its shareholders in order to issue the authorized Stock.

      If the proposed amendment is adopted, the Company could, but does not intend at this time, to issue the Common Stock to a shareholder or shareholders friendly to management thereby making a merger, tender offer, change of control, or proxy contest more difficult even though such transactions may be favorable to the interests of shareholders. Management is not aware of any attempt by any person or group to obtain control of the Company. The Company's Certificate of Incorporation and By-Laws do not contain any provisions having an anti-takeover effect and management does not presently intend this amendment to be a part of a plan to adopt a series of anti-takeover measures in future proxy solicitations. As stated above, the reason for the amendment is to create an adequate reserve of Common Stock to be used for, among other things, acquisitions and financing purposes.

      In addition to the possible issuance of the additional authorized Common Stock to interests friendly to management, the issuance of additional Common Stock would have a dilutive effect on the shareholders' voting rights and may have a dilutive effect on other shareholder rights. The advantage of the amendment is that, when adopted, the Company will have an adequate reserve of equity securities immediately available to it in order to enable it to take advantage of acquisition and equity financing opportunities as the arise. The expense and delay of having to obtain shareholder approval to issue equity securities for specific transactions may in effect cause the Company to lose such opportunities.

      The Board of Directors approved this amendment to the Certificate of Incorporation by a unanimous vote. Adoption of this amendment requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock. If it is adopted, the amendment will become effective as soon after the Meeting as practicable upon the filing of the Certificate of Amendment to the Certificate of Incorporation by the Secretary of State of New Mexico.

Recommendation and Vote Required

      The Board recommends that the shareholders vote "FOR" this proposal to adopt the Articles of Amendment. The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval. See "Voting Securities and Principal Holders Thereof" above.

                RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Ehrhardt Keefe Steiner & Hottman PC served as the independent accountants for the Company for the year ended June 30, 1996. Management of the Company intends to select such firm as the Company's independent accountant for the fiscal year ending June 30, 1997.

      A representative of Ehrhardt Keefe Steiner & Hottman PC is not expected to be present at the Annual Meeting.

                             OTHER MATTERS

      Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented that is a proper subject for action by the shareholders at the meeting. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

                               ANNUAL REPORT

      The Company's Annual Report on Form 10-KSB for the year ended June 30, 1996 including the financial statements, as filed with the Securities Exchange Commission under the Securities Act of 1934, constitutes the annual report to shareholders and is being mailed with this Proxy Statement.

      Upon written request and payment of a reasonable fee to cover the Company's expenses, the Company will furnish any person who is a shareholder of the Company as of February 20, 1997, a copy of any Exhibit to the Form 10-
KSB described above and         the latest Form 10QSB as filed with the
Securities Exchange Commission. Any such written request may be addressed to the Corporate Secretary, ComTec International, Inc., 10855 East Bethany Drive, Aurora, Colorado 80014. The written request shall include a good faith representation that, as of February 20, 1997, the person making the request was the beneficial owner of Common Stock of the Company entitled to vote at the Annual Meeting.

                          SHAREHOLDER PROPOSALS

      Any shareholder proposing to have any appropriate matter brought before the next annual meeting of shareholders must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposals should be sent to the Corporate Secretary, ComTec
International, Inc., 10855 East Bethany Drive, Aurora, Colorado 80014 for
receipt no later than    June 30    , 1997.


                                          By order of the Board of Directors:


                                          Donald G. Mack, President


Aurora, Colorado
March    12    , 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTIORS OF
                    COMTEC INTERNATIONAL, INC. (the "Company")

Donald    G.     Mack is hereby authorized to represent and to vote the shares of the undersigned in the Company at an annual Meeting (hereafter referred to
as "Annual Meeting") of Stockholders to be held on March    28    , 1997 and
at any adjournment as if the undersigned were present and voting at the meeting. NOTE: Cumulative voting for directors is not allowed.

Item 1.  Election of Directors - until the next annual meeting.

    FOR_______          WITHHOLD AUTHORITY ______

      To elect all of the nominees for Directors of the Company listed below:


       Name         Age   Term of office     Positions and offices
                          with the Company   with the Company

Clifford Perlman     72   June 1994 to       Director and
                          Present            Chairman of the Board

Donald G. Mack       39   May 1995 to        Director, CEO, CFO,
                          Present            and President

Thomas Moscariello   40   May 1995 to        Director, Secretary and
                          Present            VP of Marketing

     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name below)

     ________________________________


Item 2.  FOR [    ]  AGAINST [    ]  ABSTAIN  [    ]  Proposal to authorize
implementation of reverse stock split.

Item 3. FOR [    ]  AGAINST [    ]  ABSTAIN  [    ]  Proposal to adopt the
1997 stock option plan.

Item 4. FOR [    ]  AGAINST [    ]  ABSTAIN  [    ]  Proposal to amend the
articles of incorporation to increase the authorized number of Common Shares
to 100,000,000    and the authorized number of shares of Preferred Shares to
10,000,000    .

Item 5. In their discretion, on any other business that may properly come before the meeting.
FOR [    ]  WITHHOLD AUTHORITY [    ]

The shares represented hereby will be voted. With respect to Items 1 - 4 above, the shares will be voted in accordance with the specifications made and where no specifications are given, said proxies will vote for all three directors and for all the proposals.

Please sign and date    on the reverse side     and return to, Corporate
Secretary, ComTec International, Inc., 10855 East Bethany Drive, Aurora Colorado 80014.

Receipt is acknowledged of (1) Notice of Annual Meeting, (2) Proxy statement for the annual meeting and (3) Form 10KSB for year ended June 30, 1996.



                                    Dated ___________________, 1997

                                    _____________________________
                                    Print Shareholder Name

                                    _____________________________
                                    Signature

                                    _____________________________
                                    Signature






Joint Owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers, please give full title and name of entity represented by the proxy.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.